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                                                                Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333- 59909) of our reports dated January 11, 1999 on our audits of the financial statements and financial statement schedules of Bureau van Dijk Computer Services, Inc. We also consent to the references to the firm under the captions "Experts" and "Selected Financial Data."




Langford de Kock & Co.
January 13, 1999